Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2004, appearing in the Annual Report on Form 10-K/A of PMA Capital Corporation for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Philadelphia, PA
May 12, 2004